EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                        ACTING CHIEF FINANCIAL OFFICER OF
                             DENARII RESOURCES INC.
             FORM 10-Q FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2008
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chris Lori, am the Chief Executive Officer and acting Chief Financial Officer of Denarii Resources Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the six month period ended June 30, 2008 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2008

                                         By: /s/ Chris Lori
                                             -----------------------------------
                                             CHRIS LORI
                                             Chief Executive Officer, President,
                                             acting Chief Financial Officer,
                                             acting Principal Accounting Officer
                                             and Director